Exhibit 99.1

Signature CR Intermediate Holdco, Inc.

Consolidated Financial Report

December 30, 2023

Independent Auditor’s Report

Board of Directors

Signature CR Intermediate Holdco, Inc.

Opinion

We have audited the consolidated financial statements of Signature CR Intermediate Holdco, Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheets as of December 30, 2023 and December 31, 2022, the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 30, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

/s/ RSM US LLP

Dallas, Texas

April 5, 2024

Signature CR Intermediate Holdco, Inc.

Consolidated Balance Sheets

December 30, 2023 and December 31, 2022

	December 30, 2023	December 31, 2022
Assets

Current assets:
Cash	$1,022,658	$3,707,870
Accounts receivable, net	19,137,248	20,394,712
Inventories, net	14,042,609	8,456,335
Prepaid expenses and other current assets	1,933,292	874,667
Total current assets	36,135,807	33,433,584

Plant and equipment:
Office and computer equipment	2,581,451	2,510,622
Injection molds	8,398,696	7,695,107
Machinery and equipment	25,364,525	18,862,041
	36,344,672	29,067,770

Less accumulated depreciation	15,187,697	13,342,965
Total plant and equipment, net	21,156,975	15,724,805

Other assets	121,658	105,986
Accounts receivable, long-term	8,357,411	7,621,134
Operating lease right-of-use assets, net	6,373,068	6,860,390
Goodwill	60,510,675	60,510,675
Intangible assets, net	60,282,608	65,403,876

Total assets	$192,938,202	$189,660,450

(Continued)

Signature CR Intermediate Holdco, Inc.

Consolidated Balance Sheets (Continued)

December 30, 2023 and December 31, 2022

	December 30, 2023	December 31, 2022
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,353,419	$4,160,067
Accrued expenses	3,425,962	4,456,120
Customer deposits	455,043	21,200
Current portion of operating lease liability	387,271	512,742
Current maturities of long-term debt	58,284,173	4,650,000
Total current liabilities	69,905,868	13,800,129

Deferred taxes, net	16,822,183	17,291,916
Operating lease liability, net of current portion	6,648,664	7,035,935
Long-term debt, net of current portion and debt issuance costs	—	67,982,443
Total liabilities	93,376,715	106,110,423

Commitments and contingencies (Note 10)

Stockholders’ equity
Class A preferred stock	418,060	418,060
Class A common stock	12,781	12,781
Class B common stock	—	—
Additional paid-in capital	85,721,369	85,721,369
Retained earnings	13,409,277	(2,602,183)
Total stockholders’ equity	99,561,487	83,550,027

Total liabilities and stockholders’ equity	$192,938,202	$189,660,450

See notes to consolidated financial statements.

Signature CR Intermediate Holdco, Inc.

Consolidated Statements of Income

Years Ended December 30, 2023 and December 31, 2022

	December 30, 2023	December 31, 2022
Net sales	$110,154,432	$106,768,968

Cost of goods sold, exclusive of depreciation and amortization expense	53,015,385	64,977,779
Gross profit before operating expenses	57,139,047	41,791,189
Operating expenses, exclusive of depreciation and amortization expense	18,325,557	15,704,960
Income before depreciation and amortization, other expense and tax expense	38,813,490	26,086,229

Depreciation and amortization expense	8,351,387	8,998,358
Income before other expense and income tax expense	30,462,103	17,087,871

Other expense:
Interest expense	(8,673,231)	(7,027,875)
Other expense, net	(993,337)	(1,537,400)
Income before income tax expense	20,795,535	8,522,596

Income tax expense	4,784,075	1,147,252

Net income	$16,011,460	$7,375,344

See notes to consolidated financial statements.

Signature CR Intermediate Holdco, Inc.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 30, 2023 and December 31, 2022

							Additional		Total
	Class A Preferred Stock		Class A Common Stock		Class B Common Stock		Paid-In	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance at January 1, 2022	70,313	$418,060	4,373	$12,781	-	$-	$85,631,501	$(9,977,527)	$76,084,815
Net income	-	-	-	-	-	-		7,375,344	7,375,344
Stock-based compensation expense	-	-	-	-	-	-	69,312	-	69,312
Proceeds from exercise of stock options	-	-	-	-	21	-	20,556	-	20,556
Balance at December 31, 2022	70,313	418,060	4,373	12,781	21	-	85,721,369	(2,602,183)	83,550,027
Net income	-	-	-	-	-	-	-	16,011,460	16,011,460

Balance at December 30, 2023	70,313	$418,060	4,373	$12,781	21	$-	$85,721,369	$13,409,277	$99,561,487

See notes to consolidated financial statements.

Signature CR Intermediate Holdco, Inc.

Consolidated Statements of Cash Flows

Years Ended December 30, 2023 and December 31, 2022

	December 30,	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$16,011,460	$7,375,344
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,351,387	8,998,358
Amortization of operating lease right-of-use assets, net	487,322	733,466
Debt issuance costs	271,833	217,297
Deferred income taxes	(469,733)	(2,056,423)
Stock-based compensation	-	69,312
(Loss) gain on the sale of plant and equipment	(67,916)	153,633
Changes in operating assets and liabilities:
Accounts receivable	4,096,615	(3,754,491)
Inventories	(5,586,274)	(10,059)
Prepaid expenses and other current assets	(1,058,625)	454,802
Other assets	(15,672)	34,765
Accounts payable	3,193,352	(2,578,493)
Accrued expense	(1,030,158)	1,771,469
Operating lease liability	(512,742)	(494,506)
Customer deposits	433,843	(885,875)
Net cash provided by operating activities	24,104,692	10,028,599

Cash flows from investing activities:
Purchases of plant and equipment	(8,594,373)	(2,733,300)
Proceeds from the sale of plant and equipment	-	175,000
Purchase of long-term accounts receivable	(3,575,428)	-
Net cash used in investing activities	(12,169,801)	(2,558,300)

Cash flows from financing activities:
Payments on senior debt	(14,620,103)	(9,633,224)
Payments on revolving line of credit	-	(9,000,000)
Borrowings on revolving line of credit	-	9,000,000
Proceeds from exercise of stock options	-	20,556
Net cash used in financing activities	(14,620,103)	(9,612,668)

Net decrease in cash	(2,685,212)	(2,142,369)

Cash, beginning of year	3,707,870	5,850,239

Cash, end of year	$1,022,658	$3,707,870

Supplemental disclosures of cash flow information:
Cash paid for interest	$8,401,398	$6,810,578

Cash paid for taxes	$4,100,000	$3,925,931

Supplemental disclosure of noncash investing and financing information:
Right-of-use assets recorded upon adoption of ASC 842 (Note 1)	$-	$7,593,856

See notes to consolidated financial statements.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies

Principles of consolidation: The consolidated financial statements included the accounts of Signature CR Intermediate Holdco, Inc. (the Company) and its wholly owned consolidated subsidiaries. The Company owns 100% of the stock of Signature Systems Holding Company and its wholly owned consolidated subsidiaries. The wholly owned consolidated subsidiaries include Signature Systems Group, LLC (Signature US) and Signature Fencing and Flooring Systems Europe Limited (Signature UK).

All significant intercompany account balances and transactions are eliminated in consolidation.

Operating cycle: The Company maintains its records on a 52/53-week year ending on the last Saturday in December or the first Saturday in January each year. Fiscal years 2023 and 2022 both contained 52 weeks.

Nature of operations: Signature US manufactures, markets and sells flooring systems utilized in a variety of markets including oil and gas, energy, utility, special events, fair, festival, parks and recreation, sports facility, defense, disaster relief and industrial construction markets. The Company’s Orlando, Florida location houses its industrial matting product assembly and molding operations and warehousing.

Signature UK is a separate subsidiary and incorporated as a Private Limited Company. The office markets and sells all of the Signature US’ offerings throughout Europe.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation: The financial statements of the wholly owned foreign subsidiary have been remeasured into U.S. currency in accordance with Accounting Standards Codification (ASC) 829, Foreign Currency Matters. The functional currency was determined to be the United States Dollar and under the provisions of ASC 829, the assets and liabilities have been remeasured at current exchange rates as of the consolidated balance sheet dates. The results of operations have been remeasured at the average monthly exchange rates in effect during the years ended December 30, 2023 and December 31, 2022. The resulting remeasurement adjustments due to the change in foreign exchange rates have been recorded in other expense, net on the consolidated statements of income. Realized and unrealized gains and losses on foreign currency transactions due to changes in the foreign currency exchange rate between the transaction date and settlement or reporting date are recorded in other expense, net on the consolidated statements of income.

Cash: The Company is subject to a concentration of risk due to cash balances maintained that at times may be in excess of federally insured limits.

Accounts receivable and allowance for credit losses: Accounts receivables are carried at original invoice amount less an estimate made for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for credit losses by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management determines the allowance for credit losses by regularly evaluating individual customer receivables and considering a customer's financial condition and credit history, and current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Accounts receivable is considered to be past due if any portion of the receivable balance is outstanding in excess of the due date. At December 30, 2023 and December 31, 2022, the Company had an allowance for credit losses of $131,010 and $98,907, respectively. As of January 1, 2022, accounts receivable, net, and long-term accounts receivable was $14,075,153 and $10,186,202, respectively.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Inventories: The Company’s inventories are valued using the first-in, first-out method. Inventories consist mainly of raw materials, packaging, and finished products, and are stated at the lower of cost and net realizable value. Provisions for excess and obsolete inventory are established to ensure that inventories are carried at amounts less than or equal to their net realizable value. At December 30, 2023 and December 31, 2022, the Company had a provision for excess and obsolete inventory of $399,495 and $79,483, respectively.

Plant and equipment: Plant and equipment acquired in acquisitions is recorded at fair market value. Assets acquired after the acquisition date are carried at cost. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives ranging from three to 15 years. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to operations as incurred, significant renewals and improvements are capitalized. Construction in process primarily consists of advanced payments on plant and equipment purchases. Depreciation expense was $3,230,119 and $3,877,089 for the years ended December 30, 2023 and December 31, 2022, respectively.

Goodwill: Goodwill represents the excess of aggregate consideration paid in a business combination over the fair value of net tangible and intangible assets of businesses acquired. Accounting for business combinations requires the Company to make use of estimates and judgments to allocate the purchase price paid for acquisitions to the fair value of the tangible and identifiable intangible assets. Goodwill is not amortized and is evaluated for impairment at the reporting until level, annually within the fourth quarter of the fiscal year or whenever events or changes in circumstances indicate that carrying amount of goodwill may not be recoverable.

Significant management judgment is required in performing periodic goodwill impairment tests. To review for impairment, the Company first assesses qualitative factors to determine whether events or circumstances lead to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. After assessing the totality of events and circumstances, if the Company determines that it is not more likely than not that the fair value of a reporting unit is less than the carrying amount, no further assessment is performed. If, however, the Company determines that it is more likely than not that the fair value of a reporting unit is less than the carrying amount, an impairment loss is recognized in an amount equal to the excess not to exceed the amount of goodwill allocated to the reporting unit. The Company had one reporting unit at December 30, 2023 and December 31, 2022. The Company recorded no goodwill impairment during the periods ended December 30, 2023 and December 31, 2022.

Intangible assets: The Company amortizes identifiable intangible assets consisting of customer relationships, trademarks/trade names and technology as these assets have finite lives. These intangibles are amortized on a straight-line basis over periods ranging from six to 25 years. See Note 3 related to amortization expense recognized for the years ended December 30, 2023 and December 31, 2022.

Impairment of long-lived assets: The Company evaluates the recoverability of the carrying value of long-lived assets, at the asset group level, whenever events or circumstances indicate the carrying amount may not be recoverable. In such an instance, if the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment charge is recognized for the amount by which the carrying amount of the asset group exceeds the fair value of the asset group provided the charge doesn’t reduce the long-lived assets below their fair values.. Management has determined that there was no impairment of long-lived assets for the years ended December 30, 2023 and December 31, 2022.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Customer deposits: During the course of the year, the Company will receive amounts from a customer prior to the Company providing certain products. Due to the Company having an obligation to provide the product or return the money, any customer deposits received are recorded as a liability. At December 30, 2023 and December 31, 2022, the Company had $455,043 and $21,200, respectively, of customer deposits.

Warranty costs: The Company typically warrants its products for periods ranging from zero to three years. The Company estimates its warranty costs based on claims experiences and charges warranty claims against reserves. The warranty reserve is reviewed periodically to verify that it properly reflects remaining obligations and any adjustments to the reserves are reflected in cost of goods sold on the consolidated statements of income. At December 30, 2023 and December 31, 2022, the Company had warranty reserves of $600,000 and $1,950,416, respectively, which are recorded in accrued expenses on the consolidated balance sheets. For the years ended December 30, 2023 and December 31, 2022, the Company recorded warranty expense of $698,825 and $1,952,095, respectively, which are recorded in cost of goods sold on the consolidated statements of income.

Debt issuance costs: The Company defers certain costs incurred in connection with obtaining financing and amortizes those costs over the terms of the underlying debt. Amortization of costs is measured based on the effective-interest method for term loans and the straight-line method for the revolving line of credit. Unamortized debt issuance costs are classified as a reduction of long-term debt. Amortization of debt issuance costs was $271,833 and $217,297 for the years ended December 30, 2023 and December 31, 2022, respectively, and is included with interest expense in the accompanying consolidated statements of income.

Stock-based compensation: Accounting guidance for stock-based compensation requires that all stock-based agreements be valued at fair value on the grant date and expensed over the applicable vesting period. The Company recognizes compensation expense within operating expenses in the consolidated statements of income.

Revenue recognition: Revenues are recognized when control of the promised goods transfers to the Company’s customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods.

Revenue is generated through contracts with customers. The Company recognizes revenue at a point in time when obligations under the terms of a contract with customers are satisfied, depending on the terms and features of the contract and the products supplied. The collectability of consideration on the contract is reasonably assured before revenue is recognized. Payment terms on invoiced amounts are 30 days.

The majority of the Company’s contracts do not have any significant variable consideration. However, the Company has entered into certain contracts with customers which contain payment terms that are extended beyond one year and a significant financing component exists. The significant financing component is calculated as the difference between the stated value and present value of the contract and is recognized in interest income over the extended payment period. The total contract value, net of the significant financing component is recognized as revenue at the point in time when the product is shipped.

Judgment is used in determining: (1) whether the financing component in a contract is significant and if so (2) the discount rate used in calculating the significant financing component. The Company assesses the significance of the financing component based on the duration and size of the contract. If determined to be significant, the financing component is calculated using a rate that discounts the contract to the cash selling price.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Revenue recognized from contracts containing significant financing components approximated $0 for the years ended December 30, 2023 and December 31, 2022. Accounts receivable related to such contracts are recorded in short-term or long-term depending on the expected payment terms.

The Company has elected to treat shipping and handling activities that occur after the customer obtains control as a fulfillment cost and not as a promised good or service. Accordingly, the Company accrues the related shipping and handling costs and recognizes revenue upon delivery of the goods to the shipping carrier. The Company classifies shipping and handling fees billed to customers as revenue. Shipping and handling expenses incurred by the Company are included in cost of goods sold.

Sales commissions paid to internal sales personnel, as well as associated payroll taxes and retirement plan contributions (together, incentive compensation and associated costs) that are incremental to the acquisition of customer contracts, are required to be capitalized as deferred contract costs on the consolidated balance sheets when the period of benefit is determined to be greater than one year. The Company has elected to apply the practical expedient to expense sales commissions and associated costs as incurred as the expected amortization period would be one year or less.

Leases: In February 2016, the Financial Accounting Standards Board (FASB) issued ASC 842, Leases, to increase transparency and comparability among organizations related to their leasing arrangements. The update requires lessees to recognize most leases on their balance sheets as a right-of-use (ROU) asset representing the right to use an underlying asset and a lease liability representing the obligation to make lease payments over the lease term, measured on a discounted basis. Topic 842 also requires additional disclosure of key quantitative and qualitative information for leasing arrangements. Similar to the previous lease guidance, the update retains a distinction between finance leases (similar to capital leases in Topic 840, Leases) and operating leases, with classification affecting the pattern of expense recognition in the consolidated statements of income.

The Company elected the package of practical expedients under the transition guidance within Topic 842, in which the Company does not reassess: (1) the historical lease classification, (2) whether any existing contracts at transition are or contain leases or (3) the initial direct costs for any existing leases. The Company has not elected to adopt the hindsight practical expedient and, therefore, measured the ROU asset and lease liability using the remaining portion of the lease term upon adoption of Topic 842 on January 2, 2022.

The Company determines if an arrangement is or contains a lease at inception, which is the date on which the terms of the contract are agreed to, and the agreement creates enforceable rights and obligations. A contract is or contains a lease when: (i) explicitly or implicitly identified assets have been deployed in the contract and (ii) the Company obtains substantially all of the economic benefits from the use of that underlying asset and directs how and for what purpose the asset is used during the term of the contract. The Company also considers whether its service arrangements include the right to control the use of an asset.

The Company made an accounting policy election available under Topic 842 not to recognize ROU assets and lease liabilities for leases with a term of 12 months or less. For all other leases, ROU assets and lease liabilities are measured based on the present value of future lease payments over the lease term at the commencement date of the lease (or January 2, 2022, for existing leases upon the adoption of Topic 842). The ROU assets also include any initial direct costs incurred and lease payments made at or before the commencement date and are reduced by any lease incentives. To determine the present value of lease payments, the Company utilizes its incremental borrowing rate, which is aligned with the lease term at the lease commencement date (or remaining term for leases existing upon the adoption of Topic 842).

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Future lease payments may include fixed rent escalation clauses or payments that depend on an index (such as the consumer price index), which are initially measured using the index or rate at lease commencement. Subsequent changes of an index and other periodic market-rate adjustments to base rent are recorded in variable lease expense in the period incurred. Residual value guarantees or payments for terminating the lease are included in the lease payments only when it is probable they will be incurred.

The Company has made an accounting policy election to account for lease and nonlease components in its contracts as a single lease for all classes of underlying assets. The nonlease components typically represent additional services transferred to the Company, such as common area maintenance for real estate, which are variable in nature and recorded in variable lease expense in the period incurred.

Adoption of Topic 842 resulted in the recording of ROU assets and lease liabilities related to the Company’s operating leases of $7,593,856 and $8,043,183, respectively, on January 2, 2022. The adoption of the new lease standard did not materially impact the consolidated net income or consolidated cash flows and did not result in a cumulative-effect adjustment to the opening balance of retained earnings.

Income taxes: Deferred income taxes are provided for the temporary differences between the financial reporting basis and the income tax reporting basis of the Company’s assets and liabilities. Deferred income taxes result primarily from differing asset basis from purchase accounting step-up for financial reporting purposes, the use of differing depreciation methods for financial and tax reporting purposes, and from certain expense accruals which are not deductible for tax purposes until paid.

A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more likely than not test, no tax benefit is recorded. For the years ended December 30, 2023 and December 31, 2022, management determined that there are no material uncertain tax positions. The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense, respectively. The Company has no amounts accrued for interest or penalties as of December 30, 2023 and December 31, 2022.

Advertising costs: The Company expenses all advertising costs as incurred. Advertising costs for the years ended December 30, 2023 and December 31, 2022, was $999,193 and $1,033,686, respectively.

Recent accounting pronouncements: In December 2023, the FASB issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which provides for improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This ASU is effective for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

Fair value measurements: Fair value is the price to hypothetically sell an asset or transfer a liability in an orderly manner in the principal market for that asset or liability. Accounting standards prioritize the use of observable inputs in measuring fair value. The level of a fair value measurement is determined entirely by the lowest level input that is significant to the measurement. The three levels are (from highest to lowest):

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 1. Summary of Significant Accounting Policies (Continued)

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:

Unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or inputs that are observable either directly or indirectly.

Level 3:	Unobservable inputs for which there is little or no market data or which reflect the entity’s own assumptions.

The Company has financial instruments, including cash, accounts receivable, accounts payable, accrued expenses and long-term debt. The fair value of these financial instruments approximates carrying value due to the nature and relative short maturity of these assets and liabilities.

Subsequent events: Management has performed an analysis of the activities and transactions subsequent to December 30, 2023, to determine the need for any adjustments to and/or disclosures within the financial statements for the year ended December 30, 2023.

On February 8, 2024, the Company was acquired by Myers Industries, Inc. for $350,000,000 plus customary working capital and other adjustments in an all-cash transaction.

Management has performed their analysis through April 5, 2024, which is the date the consolidated financial statements were available to be issued.

Note 2. Inventories

Inventories consisted of the following at December 30, 2023 and December 31, 2022:

	December 30,	December 31,
	2023	2022
Raw material and packaging	$1,350,533	$2,071,156
Finished products	13,091,571	6,464,662
Provision for excess or obsolete inventory	(399,495)	(79,483)
	$14,042,609	$8,456,335

Note 3. Intangible Assets and Goodwill

The components of acquired intangible assets and the estimated useful lives as of December 30, 2023 and December 31, 2022, are as follows:

	December 30, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
Amortizable intangibles:
Trademarks/trade names	$25,531,707	$4,640,766	$20,890,941	25 years
Customer relationships	44,200,000	10,641,667	33,558,333	6-20 years
Technology	14,000,000	8,166,666	5,833,334	8 years
Total intangibles	$83,731,707	$23,449,099	$60,282,608

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 3. Intangible Assets and Goodwill (Continued)

	December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life
Amortizable intangibles:
Trademarks/trade names	$25,531,707	$3,619,497	$21,912,210	25 years
Customer relationships	44,200,000	8,291,667	35,908,333	6-20 years
Technology	14,000,000	6,416,667	7,583,333	8 years
Total intangibles	$83,731,707	$18,327,831	$65,403,876

Amortization expense related to intangibles was $5,121,268 for the years ended December 30, 2023 and December 31, 2022.

Estimated future amortization expense for the next five years as of December 30, 2023, and thereafter is as follows:

Intangible Assets
Years ending December 31:
2024	$5,121,268
2025	5,121,268
2026	5,112,935
2027	3,754,602
2028	3,171,268
Thereafter	38,001,267
$60,282,608

Note 4. Long-Term Debt

The Company has a credit and guaranty agreement which contains a senior term note (Term Loan A) with an original principal balance of $93,000,000, payable in quarterly installments of $1,162,500 through March 2024, with all unpaid principal due in full in May 2024. The credit agreement also provides a $12,500,000 revolving line of credit which expires May 2024. There were no outstanding borrowings on the revolving line of credit as of December 30, 2023 and December 31, 2022. The interest rate on the revolving line of credit was 11.99% and 11.20% as of December 30, 2023 and December 31, 2022, respectively. The senior term note and the revolving line of credit are collateralized by substantially all the Company’s assets and subject to financial and other restrictive covenants including a maximum funded indebtedness ratio and minimum fixed charge coverage ratio. Term Loan A requires mandatory prepayments of the loan based on the Company’s excess cash flow, as defined in the agreement. No such prepayment was required as of December 31, 2022 or December 30, 2023.

Long-term debt consists of the following:

	December 30,	December 31,
	2023	2022
Term Loan A, principal paid quarterly and interest paid monthly at the Secured Overnight Financing Rate (SOFR) or Bank’s Base Rate plus applicable margin (11.99% at December 30, 2023) through March 2024, with unpaid principal and interest due in May 2024	$58,284,173	$72,904,406
Less unamortized debt issuance costs	-	(271,963)
Less current maturities	(58,284,173)	(4,650,000)
	$-	$67,982,443

Long-term debt was paid off on February 8, 2024, upon the acquisition of the Company by Myers Industries, Inc.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 5. Income Taxes

The provision for income taxes consists of the following:

	December 30, 2023	December 31, 2022
Federal:
Current	$4,385,737	$2,817,038
Deferred	(839,504)	(1,663,001)
	3,546,233	1,154,037
State:
Current	868,071	386,637
Deferred	369,771	(393,422)
	1,237,842	(6,785)
Total provision for income taxes	$4,784,075	$1,147,252

Foreign tax expense for the years ended December 30, 2023 and December 31, 2022 is not significant to the consolidated financial statements.

The tax effects of temporary differences that give rise to future deferred tax assets and liabilities at December 30, 2023 and December 31, 2022, are as follows:

	December 30, 2023	December 31, 2022
Deferred tax assets:
Allowance for credit losses	$31,533	$23,308
Inventory	607,341	150,599
Accrued expenses	553,128	772,131
Interest disallowance	489,735	763,807
Operating lease liability	1,688,903	1,778,857
Total deferred tax assets	3,370,640	3,488,702

Deferred tax liabilities:
Plant and equipment:	(3,972,197)	(3,631,662)
Operating lease right-of-use assets	(1,529,126)	(1,616,661)
Intangibles	(14,687,499)	(15,429,455)
Other	(4,001)	(102,840)
Total deferred tax liabilities	(20,192,823)	(20,780,618)
Net deferred tax liability	$(16,822,183)	$(17,291,916)

A reconciliation of the statutory income tax rate to the Company’s effective income tax rate is as follows:

	December 30, 2023	December 31, 2022
Tax computed at statutory rate	$4,367,062	$1,789,745
State income tax, net	582,493	303,936
Foreign tax credits	(160,012)	(136,708)
Permanent differences	336,033	138,005
Rate change	389,086	(350,920)
Other	(730,587)	(596,806)
	$4,784,075	$1,147,252

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 5. Income Taxes (Continued)

The Company files income tax returns in the U.S. federal jurisdiction, and various other state and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2020.

Note 6. Stock Options

The Company’s Signature CR Intermediate Holdco, Inc. 2019 Equity Incentive Plan (the Plan), which was shareholder-approved, permitted the grant of two types of stock options to its employees for up to 493 shares of Class B (nonvoting) common stock (see Note 11). The Company believes that such awards better align the interest of its employees with those of its shareholders.

The compensation cost that has been charged against income for the Plan was $0 and $69,312 for the years ended December 30, 2023 and December 31, 2022, respectively, and included in operating expenses on the consolidated statements of income.

Under the first type of option (Time-Vesting), option awards are generally granted with a stated exercise price, those option awards generally vest based on four years of continuous service and have a 10‑year contractual term. The options provide for accelerated vesting if there is a change in control (as defined in the Plan).

Under the second type of option (Performance-Vesting), option awards are granted with vesting contingent upon meeting targeted performance goals. Share options under Performance-Vesting are generally granted with a stated exercise price, contingently vest over a period of four years, depending on the nature of the performance goal and have contractual lives of 10 years. If such goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed.

The fair value of each option award is estimated on the date of grant using a closed-form option valuation model. Expected volatilities are based on historical volatility of a comparable company’s traded stock. The expected term of options granted are derived from the period of time that options granted are expected to be outstanding based on management’s estimate of employees’ different behavior, option vesting components and length of contractual terms. The expected term for options granted under the Performance-Vesting and Time-Vesting range from four to seven years. No options were granted during the year ended December 30, 2023 and 41.12 options were granted during the year ended December 31, 2022. The weighted-average grant date fair value for options granted during the year ended December 31, 2022 was $7,193. The Company has elected to account for forfeitures as they occur.

December 31, 2022
Assumptions used for issuance of stock options:
Expected volatility	44.95%
Expected dividends	0%
Expected term (in years)	7
Risk-free rate	3.73%

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 6. Stock Options (Continued)

A summary of option activity under the Plan as of December 30, 2023, and change during the year ended December 30, 2023, are presented below:

	Time-Vesting		Performance-Vesting		Total
Options	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at December 31, 2022	138.24	$1,565	47.53	$3,456	185.77	$2,435
Forfeited or expired	-	-	(21.84)	2,132	(21.84)	2,132
Outstanding at December 30, 2023	138.24	$1,565	25.69	$4,581	163.93	$2,038

Exercisable at December 30, 2023	95.85	$840	-	$-	95.85	$840

A summary of the status of the Company’s nonvested options as of December 30, 2023, and changes during the year ended December 30, 2023, are presented below:

	Time-Vesting		Performance-Vesting		Total
Nonvested Shares	Shares	Weighted- Average Grant- Date Fair Value	Shares	Weighted- Average Grant- Date Fair Value	Shares	Weighted- Average Grant- Date Fair Value

Nonvested at December 31, 2022	73.74	$2,404	47.53	$3,446	121.27	$2,813
Vested	(31.35)	1,613	-	-	(31.35)	1,613
Forfeited	-	-	(21.84)	2,132	(21.84)	2,132
Nonvested at December 30, 2023	42.39	$3,000	25.69	$4,582	68.08	$3,597

As of December 30, 2023, there was $119,871 in total unrecognized compensation cost related to the nonvested Time-Vesting arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately two years. As of December 30, 2023 there was $117,721 in total unrecognized compensation costs related to the Performance-Vesting arrangements granted under the Plan. This cost will be recognized when the performance conditions are deemed probable of being satisfied but not longer than the weighted-average remaining contractual term of 7.35 years.

The Company issues new Class B (nonvoting) common stock upon exercise of stock options.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 7. Operating Leases

The Company leases premises for general office, industrial and warehousing from unrelated parties under operating lease agreements that have terms from transition of approximately two to 17 years. Some leases include one or more options to renew, generally at the Company’s sole discretion, with renewal terms that can extend the lease term up to five years. The Company also leases equipment from unrelated parties under operating lease agreements that have terms from transition of approximately one to three years. Equipment leases do not contain any renewal options. These options to extend a lease are included in the lease terms when it is reasonably certain that the Company will exercise that option. The Company’s leases generally do not contain any material restrictive covenants.

Operating lease cost is recognized on a straight-line basis over the lease term. Payments under the Company’s lease arrangements may be fixed or variable. Lease costs associated with fixed payments on the Company’s operating leases were $905,065 and $1,175,252 for the years ended December 30, 2023 and December 31, 2022, respectively. Lease costs associated with variable payments on the Company’s leases were $298,479 and $338,335 for the years ended December 30, 2023 and December 31, 2022, respectively. Lease costs associated with short-term lease payments on the Company’s leases were $402,911 and $318,666 for the years ended December 30, 2023 and December 31, 2022, respectively.

The weighted-average remaining lease term related to the Company’s lease liabilities as of December 30, 2023 and December 31, 2022, was 13.2 years and 15.8 years, respectively. The discount rate related to the Company’s lease liabilities as of December 30, 2023 and December 31, 2022, was 5.90% and 5.83%, respectively. The discount rates related to the Company’s lease liabilities are generally based on estimates of the Company’s incremental borrowing rate, as the discount rates implicit in the Company’s leases cannot be readily determined.

At December 30, 2023, the future maturities of the Company’s operating lease liabilities are as follows:

Years ending:
2024	$786,494
2025	790,390
2026	813,979
2027	657,200
2028	584,987
Thereafter	7,039,071
Total lease payments	10,672,121

Less imputed interest	(3,636,186)
Total present value of lease liabilities	$7,035,935

Note 8. Related-Party Transactions

The Company entered into a management services agreement with a related party during 2019. The Company incurred $761,989 and $894,419 of expense for the years ended December 30, 2023 and December 31, 2022, respectively, related to this agreement. As of December 30, 2023 and December 31, 2022, there were $0 and $148,357, respectively, which remained unpaid relating to management services rendered and were accounted for in accounts payable on the consolidated balance sheets.

On November 7, 2023, the Company purchased a long-term accounts receivable from a related party, Signature Finco, Inc., for $3,575,428. The balance represents receivables due to Signature Finco, Inc. from a third party, which will be paid in monthly installments through August 2026. The total receivable balance at December 30, 2023, was $3,467,427 and has been classified within accounts receivable and accounts receivable, long-term, on the consolidated balance sheets. Interest income related to this receivable was insignificant for the year ended December 30, 2023.

Signature CR Intermediate Holdco, Inc.

Notes to Consolidated Financial Statements

Note 9. Customer Concentration

Sales to two customers approximated 34% of net sales for the year ended December 30, 2023. Accounts receivable from these customers approximated 11% of total accounts receivable at December 30, 2023. Sales to two customers approximated 42% of net sales for the year ended December 31, 2022. Accounts receivable from these customers approximated 38% of total accounts receivable at December 31, 2022.

Note 10. Commitments and Contingencies

The Company is a party to certain legal proceedings and other matters that arise from time to time in the normal course of business. Management believes that such legal proceedings will not have a material adverse effect on the Company’s financial position or results of operations.

Note 11. Equity

The Company’s articles of incorporation allow for three classes of stock—Class A preferred stock (voting), Class A common stock (voting), and Class B common stock (nonvoting). As of December 30, 2023 and December 31, 2022, the Company authorized to issue up to 93,727 shares of Class A preferred stock, 4,400 shares of Class A common stock, and 493 shares of Class B common stock; $0.01 par value per share for all classes of stock. As of December 30, 2023 and December 31, 2022, 70,313 shares of Class A preferred stock, 4,373 shares of Class A common stock and 21 shares of Class B common stock were outstanding.

Class A and Class B common stock receive dividends and receive liquidation settlement after creditors and Class A preferred stock. Class B common stock has the ability to convert to Class A common stock upon the event of an initial public offering. The shareholders of the Company have executed a stockholder agreement which restricts the transferability of common stock except for certain limited instances.

Class A preferred stock includes a cumulative annual liquidation preference of 12%. The liquidation amount is $1,000 per share, which is adjusted for stock splits, stock dividends or recapitalizations. A liquidation event includes mergers, sale of the Company, change in control, initial public offering or leveraged recapitalization. The aggregate liquidation preference value for the Company’s Class A preferred stock was $56,682,676 and $41,097,668 at December 30, 2023 and December 31, 2022, respectively.

Note 12. Defined Contribution Plan

The Company sponsors a defined contribution 401(k) plan covering substantially all of the employees of the Company. The plan allows discretionary employer matching contributions, and in the years ended December 30, 2023 and December 31, 2022, the Company matched 4% of the first 5% of wages contributed to the plan by participants. The Company’s matching contribution and profit sharing expenses totaled $277,133 and $222,152 for the years ended December 30, 2023 and December 31, 2022, respectively.